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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement Nos. 33-86599 and 33-91003 of Citizens Bancshares Corporation on Form S-8 and Form S-3, respectively, of our report dated March 31, 2011, relating to the consolidated financial statements of Citizens Bancshares Corporation and Subsidiary as of and for the year ended December 31, 2010, which report appears in the December 31, 2010 Annual Report on Form 10-K.

/s/ Elliott Davis, LLC

Greenville, South Carolina
March 31, 2011

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  EXHIBIT 23.1